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                                  EXHIBIT 99.1

                                    AGREEMENT

                  Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of EarthLink, Inc., or any subsequent acquisitions or disposition of equity securities of EarthLink, Inc., by any of the undersigned.



Date:             February 14, 2000



ITC HOLDING COMPANY, INC.

  /s/ Kimberley E. Thompson

By:     Kimberley E. Thompson
-------------------------------------
Title:  Senior Vice President - General Counsel
        and Secretary

ITC SERVICE COMPANY



  /s/ Kimberley E. Thompson
-------------------------------------
By:     Kimberley E. Thompson
Title:  Senior Vice President - General Counsel
        and Secretary